EXHIBIT 99.1

LAIDLAW INTERNATIONAL INC. ANNOUNCES EXTENSION OF EXCHANGE
OFFER FOR 10.75% SENIOR NOTES

NAPERVILLE, IL, April 23, 2004 – Laidlaw International (NYSE: LI; TSX: BUS) today announced it has extended the expiration date of its offer to exchange its 10.75% senior notes due 2011 for notes registered under the Securities Act with substantially identical terms. The original outstanding notes were issued in a private placement in June 2003.

The exchange offer was originally scheduled to expire on April 23, 2004, at 5:00 pm EDT. The expiration date of the exchange offer has now been extended to May 5, 2004, at 5:00 pm EDT. All other terms of the exchange offer remain unchanged.

The exchange offer will not be extended beyond May 5, 2004.

This press release constitutes neither an offer to sell nor a solicitation of an offer to buy the securities that are subject to the exchange offer referenced.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport, public transit, patient transportation and emergency department management services. The company’s shares trade on the New York Stock Exchange (NYSE: LI) and on the Toronto Stock Exchange (TSX: BUS). For more information, visit the company’s website at www.laidlaw.com.

Contact:
Sarah Lewensohn
Director, Investor Relations
(630) 848-3120

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